Exhibit 10.17

FORM OF ADVISORY AGREEMENT

Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York 10022

January 26, 2007

Euroseas Ltd.
Aethrion Center
40 Ag. Konstantinou Street
151 24 Maroussi, Greece

Attention: Aristides J. Pittas, Chief Executive Officer

Gentlemen:

This will confirm the terms under which Cantor Fitzgerald & Co. (“Cantor”) has been retained by Euroseas Ltd. (the “Company”).

1.  Cantor has been engaged to advise the Company in connection with the proposed public offering of its common stock (the “Offering”). In connection with Cantor’s activities on the Company’s behalf, Cantor has familiarized itself with the business operations, properties, financial condition and prospects of the Company. Cantor’s services are expected to include customary advice and assistance to the Company with all aspects of preparation for a public offering.

2. For its services hereunder, the Company shall pay Cantor an advisory fee of 0.5% of the gross proceeds of the Offering, including any proceeds from the exercise of any over-allotment option, subject to the receipt by the Company of the net proceeds of the Offering. The advisory fee shall be due and payable upon the receipt by the Company of the net proceeds of the Offering. Cantor may also act as an underwriter of the Offering and will receive compensation, reimbursement of expenses and indemnification in such capacity pursuant to, and set forth solely in, a separate Underwriting Agreement to be entered into by the Company, Cantor and the other underwriters.

3.  This Agreement does not constitute a commitment or undertaking on the part of Cantor to provide or underwrite any part of the Offering and does not constitute any representation, warranty or agreement that the Offering will be completed. In addition, the Company agrees that it will not hold Cantor liable or responsible in the event that the Offering is not completed for any reason whatsoever, including, but not limited to, an adverse change in the financial or security markets and/or a lack of interest by potential investors in the Offering. Notwithstanding anything to the contrary contained herein, this Agreement does not constitute a commitment or undertaking on the part of the Company to complete the Offering and the Company shall have the right to not proceed with the Offering at any time and for any reason.

4. The Company agrees to indemnify Cantor in connection with its services hereunder in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof and which shall survive any termination of this Agreement.

5. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  The Company hereby irrevocably designates Seward & Kissel LLP, One Battery Park Plaza, New York, N.Y. 10004 (212) 574-1200 as agent upon whom process against the Company may be served in New York City.

6.  The benefits of this Agreement shall inure to the parties hereto, their respective successors and permitted assigns and to the indemnified parties hereunder and their respective successors and permitted assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and permitted assigns. Neither party may assign this Agreement without the consent of the other.

EACH OF THE COMPANY AND CANTOR (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE ASSIGNMENT CONTEMPLATED HEREBY.

8.  This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No waiver or amendment hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party. If it is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (b) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

2

9.  This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Cantor: (a) is being retained to assist the Company in connection with the Offering, (b) is not being retained to advise the Company as to the underlying business decision to consummate any transaction and (c) is acting as an independent contractor and is not and shall not be construed as a fiduciary for the Company. The Company also agrees that Cantor shall not have any liability (including without limitation, liability for any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements) in contract, tort or otherwise to the Company, or to any person claiming through the Company, in connection with the engagement of Cantor pursuant to this Agreement and the matters contemplated hereby, except to the extent any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Cantor.

10.  Cantor is engaged in securities brokerage activities, as well as providing investment banking and financial services. In the course of its activities, Cantor or its affiliates may hold long or short positions, and may trade or otherwise effect transactions for its own account or the accounts of customers in debt or equity securities or senior loans of the Company.

11.  The Company has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

12.  For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. Delivery of a signed counterpart of this Agreement by telecopier or facsimile transmission shall constitute valid and sufficient delivery thereof.

If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.

Very truly yours,

Cantor Fitzgerald & Co.

By:
Name: Title:

Confirmed and agreed to
as of the date first above written:

Euroseas Ltd.

By:________________________
Name: Aristides J. Pittas
Title: Chief Executive Officer

3

INDEMNIFICATION PROVISIONS

The Company agrees to indemnify and hold harmless Cantor, to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, assessments, penalties, judgments, awards, and other liabilities (collectively, “Liabilities”), and will fully reimburse Cantor for any and all reasonable fees, costs, expenses and disbursements (collectively, “Expenses”), as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation in connection with any pending or threatened litigation or arbitration against Cantor (collectively, “Actions”) (including any and all reasonable legal and other reasonable Expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) any act or omission by Cantor in connection with the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any filing with the U.S. Securities and Exchange Commission or any other governmental agency or similar statements or omissions in or from any information furnished by the Company to Cantor or any other person in connection with the Offering; provided, however, such indemnity agreement shall not apply to any portion of any such Liability or Expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Cantor, in which event the Company shall be reimbursed any amounts advanced by it hereunder. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated hereunder to indemnify Cantor for any liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any filing with the U.S. Securities and Exchange Commission or any other governmental agency, if such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by Cantor in connection with the Offering.

If any Action is commenced, as to which Cantor proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by Cantor to notify the Company shall not relieve the Company from its obligations hereunder except to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. Cantor shall have the right to retain counsel of its own choice to represent it. The Company shall be liable for any settlement of any claim against Cantor made with the Company’s written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Cantor, settle or compromise any claim, or permit a default or consent to the entry of any judgment in any Action in respect of which indemnification may be sought hereunder, unless such settlement, compromise or consent includes an unconditional release of Cantor from all liability arising out of such Action.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Cantor, on the other hand, shall contribute to the Liabilities and Expenses to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Cantor, on the other hand, and also the relative fault of the Company, on the one hand, and Cantor, on the other hand, in connection with the statements, acts or omissions which resulted in such Liabilities and Expenses and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

Neither termination nor completion of the engagement of Cantor referred to above shall affect these Indemnification Provisions which shall remain operative and in full force and effect.